UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2026

Richtech Robotics Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41866	88-2870106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2975 Lincoln Rd

Las Vegas, NV 89115

(Address of Principal Executive Offices and Zip Code)

(866) 236-3835

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 17, 2026 (the “Dismissal Date”), Richtech Robotics Inc. (the “Company”) terminated Bush & Associates CPA LLC (“Bush & Associates”) as its independent registered public accounting firm for the Company. The termination was approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of the Company. The change in independent registered public accounting firm is not the result of any disagreement with Bush & Associates.

Bush & Associates’ audit reports on the financial statements as of September 30, 2025 and September 30, 2024, respectively, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles.

For the fiscal years ended September 30, 2025 and September 30, 2024, and in the subsequent interim period through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Bush & Associates on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Bush & Associates’ satisfaction, would have caused Bush & Associates to make reference thereto in its reports on the financial statements of the Company for such period.

During the fiscal years ended September 30, 2025 and September 30, 2024, and the subsequent interim periods through the Dismissal Date, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed below.

During its audit of the Company’s financial statements for the fiscal year ended September 30, 2025, Bush & Associates advised the Company of the existence of a material weakness in internal controls over financial reporting related to the Company's design and operation of controls over complex accounting judgments and transaction processing. The Committee discussed the material weakness with Bush & Associates, and the Company disclosed such material weakness in its Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and concluded that as of September 30, 2025, internal control over financial reporting was not effective. During the fiscal quarter ended December 31, 2025, management implemented the following remedial measures to address the material weakness, including enhancements to internal controls, increased oversight and improved review procedures. The elements of the Company’s remediation plan can only be accomplished over time, and the management can offer no assurance that these initiatives will ultimately have the intended effects. The Company has authorized Bush & Associates to respond fully to the inquiries of the Company’s successor independent public accounting firm concerning the material weakness described above.

The Company provided Bush & Associates with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Bush & Associates furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Bush & Associates agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company will submit a letter from Bush when available and file on a Form 8-K/A.

On March 13, 2026, as approved and ratified by the Committee and the Board, the Company engaged CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2026 and to review the Company’s quarterly financial statements for the quarters ending March 31, 2026 and June 30, 2026.

For the fiscal year ended September 30, 2025, and in the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf consulted with CBIZ regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
104	Cover page interactive data file (embedded within the iXBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHTECH ROBOTICS INC.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer

Dated: March 19, 2026

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